SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                       __________________


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 8, 2000


                      LASER TECHNOLOGY, INC
      (Exact Name of Registrant as Specified in Charter)


         DELAWARE                    1-11642              84-0970494
(State or Other Jurisdiction       (Commission           (IRS Employer
    Of Incorporation)              File Number)          Identification No.)


         7070 SOUTH TUCSON WAY, ENGLEWOOD, COLORADO 80112
         (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:    (303) 649-1000


                             FORM 8-K

Item 5.   Other Events

     On May 8, 2000, Laser Technology, Inc. ("LSR") announced that Eric Miller, President and Chief Executive Officer of LSR, had been appointed to LSR's Board of Directors. Mr. Miller becomes the seventh member of the Board. He will continue to serve as President and C.E.O.

     Mr. Miller joined LSR in 1988 and was appointed President and C.E.O. in March 2000. He has served as LSR's Engineering Manager for the past six years and his engineering background has included the design, development and production of many of LSR's product lines. Mr. Miller holds a Bachelor of Science degree in Electronics Engineering from DeVry Institute of Technology.
















                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 16, 2000              LASER TECHNOLOGY, INC.




                                By:  /S/   Eric Miller
                                   Eric Miller, President